As filed with the Securities and Exchange Commission on October 31, 2008

Registration No. 333-153920

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Peerless Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	6211	26-3265417
(State or other jurisdiction of Incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification No.)

47 3rd Street

Cambridge, Massachusetts

United States of America

(617) 374-9200

(Address, including zip code, and telephone number, including area code, Of registrant’s principal executive offices)

James Crane

Chief Executive Officer

Peerless Capital Corporation

47 3rd Street

Cambridge, Massachusetts

United States of America

(617) 374-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________

Copies to:

W. Scott Lawler, Esq.

Lawler & Associates, PLC

11622 El Camino Road, Suite 100

San Diego, California 92130

Telephone: (888) 675-0888 Facsimile: (866) 506-8877

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, an “accelerated filer”, a “non-accelerated filer”, or a “smaller reporting company” in Rule 12b-2 of the Echange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Small reporting company	☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.0001 par value per share	250,000 (1)	$0.1 (2)	$25,000	$0.98
Total Registration Fee				$0.98 (2)

———————

1

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends, anti-dilution provisions and similar transactions

2

Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Previously paid.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

.

PRELIMINARY PROSPECTUS

Subject to Completion, Dated October 31, 2008

Peerless Capital Corporation

250,000 Shares of Common Stock

This prospectus relates to 250,000 shares of common stock of Peerless Capital Corporation, a Delaware corporation, which may be resold by the selling security holders named in this prospectus. We have been advised by the selling security holders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling security holders will sell their shares of our common stock at a maximum of $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Further, there is no assurance that our common stock will ever trade on any market or securities exchange. We will not receive any proceeds from the resale of shares of common stock being offered for sale by the selling security holders. We will pay for all expenses related to this offering.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 5 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October_________, 2008

PEERLESS CAPITAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY

1

THE OFFERING

3

RISK FACTORS

5

USE OF PROCEEDS

11

DETERMINATION OF OFFERING PRICE

11

SELLING SECURITY HOLDERS

12

PLAN OF DISTRIBUTION

13

DESCRIPTION OF BUSINESS AND PROPERTY

16

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

18

EXECUTIVE OFFICERS AND DIRECTORS

21

COMPENSATION DISCUSSION AND ANALYSIS

22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

23

DESCRIPTION OF SECURITIES

26

CERTAIN TRANSACTIONS

27

LITIGATION

27

INTEREST OF NAMED EXPERTS AND COUNSEL

27

ADDITIONAL INFORMATION

27

FINANCIAL STATEMENTS

28

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

In this prospectus, Peerless Capital Corporatioon is referred to as "Peerless,""we," "our," "us," "the Registrant," and "the Company." "SEC" refers to the Securities Exchange Commission. "Securities Act" refers to the Securities Act of 1933, as amended. "Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in States where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of the common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO PROSPECTIVE INVESTORS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK FROM OUR SELLING SECURITY HOLDERS.

As used in this prospectus, unless the context otherwise requires, "we," "us," "our," “Company,” “Peerless” or "Peerless Capital" refers to Peerless Capital Corporation.

Our Business

We were incorporated under the laws of the State of Delaware on August 21, 2008 (date of inception) under the name of Peerless Capital Corporation. Our fiscal year end is August 31. From inception, our operations have been primarily limited to organizing our company, developing our business plan and raising capital necessary to begin operations. We do not have any subsidiaries, affiliated companies or joint venture partners.

We have no tangible assets. In August 2008, we raised capital through a private placement sale of our common stock, totaling $31,875. Our business plan is to further develop management’s existing contacts in the financial and entrepreneurial industries in Asia and the United States of America and generate revenues from advising entrepreneurs in Asia with regard to doing business in the United States of America. Management expects to advise our customers in the areas of general business operations, mergers and acquisitions, and international business. However, management has no proven track record in these fields and there is no assurance that management possesses the skills necessary to further develop this business and our financial and entrepreneurial contacts in Asia and the United States of America.

We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock. There is no assurance, however, that we will be able to raise sufficient funding from the sale of our common stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as viable business operations can be demonstrated. We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we will cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

Although we have no current plans to do so, it is possible we may seek to acquire other assets or acquire, merge or enter into joint ventures with other businesses. Any such acquisition(s) will involve due diligence costs in addition to the acquisition cost. We will also have an ongoing obligation to maintain our periodic filings with the appropriate regulatory authorities, which will involve legal and accounting costs. In the event that our available capital is insufficient to sustain minimum operations, we will need to secure additional funding or else we will be compelled to discontinue our business.

We have earned no revenue since inception. From August 21, 2008 (inception) through August 31, 2008, we incurred a net loss of $1,598. Further losses are anticipated in the development of our business. We have limited financial resources and require additional financing to fund our operations. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to generate initial business through our current business contacts and eventually expand our contact base through our business development efforts in Asia.

Our officers and directors have only recently become interested in international business opportunities in Asia. None of them has any professional training nor technical credentials in the various expertise necessary to develop quality services and operate a business on an international scale. We therefore intend to retain qualified persons on a contract basis as needed. We do not have any verbal or written agreements regarding the retention of any qualified financial or entrepreneurial-specialized consultants.

We currently have no employees other than our officers and directors, each of whom will only be devoting approximately eight hours per week, to our operations. We do not intend to hire any employees for the next twelve months unless events necessitate the need for employees.

Anna Ford, James Crane, Leonard Milligan and Charles French, our sole officers and directors, control the Company. If they are able to sell all of their offered shares, they will still own, collectively, approximately 52.21% of our voting stock. Even so, the officers and directors control the voting stock through 2,950,000 shares of Series A Preferred Stock the officers and directors currently hold which have super-voting rights such that in no event will the Series A Preferred Stockholders (the officers and directors) have less than 51% of the voting control of the Company, even if their holdings of the total voting stock fall below 51%.

The Company’s principle executive offices are located at 47 3rd Street, Cambridge, Massachusetts, 02141, United States of America. The Company’s telephone number at that address is (617) 374-9200.

The following sets forth the number and percentage of outstanding shares of common stock that will be sold by:

	Number	Percentage
Our four officers and directors	250,000	9.26%

All selling security holders including our four officers and directors	250,000	9.26%

THE OFFERING

Common stock offered

250,000 offered by the selling security holders including 250,000 shares by our directors and officers detailed in the section of the Prospectus entitled “Selling Security Holders” beginning on page 12.

Shares of Common stock outstanding as of the date of this Prospectus	2,700,000 shares

Use of proceeds	We will not receive any proceeds from the sale of our common stock by the selling security holders.

Plan of Distribution

The offering is made by the selling security holders named in this Prospectus to the extent they sell shares. Sales may be made at a maximum of $0.10 per share, provided that if our shares are subsequently traded on the ‘Over The Counter Bulletin Board’ (“OTCBB”), selling security holders may sell at market or privately negotiated prices.

Risk Factors

You should carefully consider all the information in this Prospectus. In particular, you should evaluate the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page x before deciding whether to purchase the common shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

Fluctuation and unpredictability of costs related to our products and services;

Changes in the laws of the PRC that affect our operations;

Our failure to meet or timely meet contractual performance standards and schedules;

Our ability to obtain all necessary government certifications and/or licenses to conduct our business;

Development of a public trading market for our securities;

The cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations; and

The other factors referenced in this prospectus, including, without limitation, under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Description of Business.”

These risks and uncertainties, along with others, are also described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

RISK FACTORS

ANY INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. INVESTORS MAY LOSE ALL OR PART OF THEIR INVESTMENT IN THIS OFFERING.

Our corporate actions are substantially controlled by our officers and directors who could exert substantial influence in company matters.

After this offering, assuming all of the offered shares are sold, the officers and directors of the Company will own approximately 52.21% of our outstanding Series A Preferred Stock and common stock, in total, and have effective control over the Company through super-voting rights associated with the Company's Series A Preferred Stock, which allows the Series A Preferred Stockholders, namely the officers and directors of the Company, to control no less than 51% of our voting power. The officers and directors, acting individually or as a group, could make decisive actions over matters such as electing directors and approving mergers or other business combination transactions. This concentration of ownership may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their stock as part of a sale of our company and might reduce the price of our stock. These actions may be taken even if they are opposed by our other shareholders, including those who purchase stock in this offering.

Our officers and directors have various business interests, which may include business interests which may create conflicts of interest with the Company's business operations.

Our management is not required to commit their full time to our affairs. As a result, pursuing new business opportunities may require a greater period of time than if we would devote our full time to our affairs. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of Peerless Capital Corporation, though management is not currently serving in such positions. Management has not identified and is not currently negotiating any new business opportunities for us. In the future, management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct. In such event, management may have conflicts of interest in determining which business entity a particular business opportunity should be presented to, which customers the Company should develop business with and whether or not a business combination such as an acquisition or merger should be presented to the Company or another business entity. In general, officers and directors of a Delaware corporation are required to present certain business opportunities to the Company. In the event that our management has multiple business affiliations, they may have similar legal obligations to present certain business opportunities to multiple entities. In the event that a conflict of interest shall arise, management will consider all relevant factors in determining which entity they will present business to. If several business entities approach management with respect to a business combination, management will consider various factors as well as the preferences of the management of the operating company. However, management will act in what they believe will be in the best interests of the shareholders of Peerless Capital Corporation and other respective business entities. Certain business opportunities with business entities affiliated with management are very likely to present themselves. However, in no event will management decide to enter into a business combination with a business entity that is affiliated with management.

There may be state "blue-sky laws" that limit an investor's ability to resell our securities.

The holders of our shares of common stock and those persons who desire to purchase our stock in any trading market that might develop, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell our securities. Accordingly, investors should consider the secondary market for Peerless Capital Corporation’s securities to be a limited one.

Dividends are unlikely to be declared by the Company

We do not expect to pay dividends for the foreseeable future because we have no revenues. The payment of dividends will be contingent upon our future revenues and earnings, if any, capital requirements and overall financial condition. The payment of any future dividends will be within the discretion of our board of directors. It is our expectation management will determine to retain any earnings for use in business operations and accordingly, we do not anticipate declaring any dividends in the foreseeable future.

Because our auditors have issued a going concern opinion and we may not be able to achieve our objectives, we may have to suspend business operations should capital or other resources, such as management or other personnel, cease to be avaialble.

Our auditors' report on our August 31, 2008 financial statements, as included in the prospectus, expressed an opinion that the Company’s capital resources as of August 31, 2008 are not sufficient to sustain operations or complete our planned activities for the upcoming year unless we complete our proposed initial public offering and raise additional funds.  These conditions raise substantial doubt about our ability to continue as a going concern.  If we do not obtain additional funds there is the distinct possibility that we will no longer be a going concern and will cease operations which means any persons acquiring shares under this offering will lose their entire investment in our Company.

If we don't obtain additional financing, our business may fail.

Our cash on hand is not estimated to be sufficient to fully develop our business operations. We will need to obtain additional financing in order to complete our business plan. As of August 31, 2008, we had cash on hand of $3,052 against $218 in current liabilities. Our business plan calls for significant expenses in connection with the development of our business contacts in Asia. In the three months subsequent to the filing of this registration agreement, we expect to incur at least $12,000 in travel expenses associated with business development work in Asia. We will require additional financing in order to fully develop our business, which is estimated to cost as much as $200,000. Furthermore, if our initial business development operations are successful in developing business in Asia and those efforts culminate in profitable business operations we will likely require additional financing in order to expand our operations. Obtaining additional financing will depend on a number of factors, including investor acceptance of our business plan, the price per share and other terms associated with the financing, and general investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. If we are unsuccessful in obtaining additional financing when we need it, our business may fail before we ever become profitable and our shareholders may lose their entire investment.

It is impossible to evaluate the investment merits of our company because we have no operating history.

We are a development stage company with no operating history upon which an evaluation of our future success or failure can be made. We were incorporated on August 21, 2008, and have accumulated a net loss of $1,598 against no revenue. Thus far, our activities have been primarily limited to organizational matters, and the preparation and filing of this registration statement of which this prospectus is a part.

We have no revenues and have sustained losses in the past. Additionally, our historical financial information may not be representative of our future results of operations.

We began incurring losses in August, 2008. As of August 31, 2008, we had an accumulated deficit of $(1,598). We do not anticipate significant growth in business operations for several months. We cannot assure you that our historical financial information is indicative of our future operating results or financial performance, or that our profitability will be sustained.

We face significant competition and may suffer from a loss of customers and business contacts as a result.

We face significant competition in almost every aspect of our business, particularly from other companies that seek to provide financial services to businesses in Asia and the United States of America. Our main competitors include U.S.-based investment banks and financial services companies. We compete with these entities for financings and other consulting services related to business operations, mergers and acquisitions and financings.

Many of these competitors have significantly greater financial resources than we do. They also have longer operating histories and more experience in attracting and retaining customers than we do. They may use their experience and resources to compete with us in a variety of ways, including by committing more capital to the acquisition of customers and business contacts and making acquisitions. If any of our competitors provide comparable or better services, our business could decline significantly.

We also face competition from traditional networking groups and small businesses with comparable business models to ours. These competitors could have better contacts, services or lower fees than us and may pose a significant threat to our business prospects.

If we fail to continue to innovate and provide relevant services, we may not be able to generate sufficient business, resulting in a loss of customers and reduction in revenue.

Our success depends on providing products and services that businesses can use in order to achieve certain goals, such as revenue growth, expansion of operations, reductions in expenses and available financing opportunities. As a result, we must continue to invest significant resources in developing our existing services and introduce additional high quality services to attract and retain customers. If we are unable to anticipate user preferences or industry changes, or if we are unable to modify our services on a timely basis, we may lose customers. Our operating results would also suffer if our innovations do not respond to the needs of our customers, are not appropriately timed with market opportunities or are not effectively brought to market.

If we adopt a strategy of acquiring complementary assets, business contacts, technologies or business entities, we may fail, which could reduce our ability to compete for customers.

Although we do not currently have any plans to do so, we may decide to pursue selective strategic acquisitions of businesses, assets and technologies that complement our existing business, although as of October 7, 2008, no potential acquisitions are being discussed. We may make other acquisitions in the future if suitable opportunities arise. Acquisitions involve uncertainties and risks, including:

•

potential ongoing financial obligations and unforeseen or hidden liabilities;

•

failure to achieve the intended objectives, benefits or revenue-enhancing opportunities;

•

costs and difficulties of integrating acquired businesses and managing a larger business; and

•

diversion of resources and management attention.

Our failure to address these risks successfully may have a material adverse effect on our financial condition and results of operations. Any such acquisition may require a significant amount of capital investment, which would decrease the amount of cash available for working capital or capital expenditures. In addition, if we use our equity securities to pay for acquisitions, we may dilute the value of your shares. If we borrow funds to finance acquisitions, such debt instruments may contain restrictive covenants that could, among other things, restrict us from distributing dividends. Such acquisitions may also generate significant amortization expenses related to intangible assets.

We may not be able to manage our expanding operations effectively which could impede our growth.

The Company was organized on August 21, 2008. We anticipate slow but consistent expansion of our business as we develop opportunities within the Asian markets. However, we do expect we will need to modify our business plan from time to time to accommodate one priority of the business over another. To manage the potential growth of our operations and personnel, we will be required to improve operational and financial systems, procedures and controls, and expand, train and manage our employee base. Furthermore, our management will be required to maintain and expand our relationships with other businesses, travel frequently, and spend significant time developing relationships with third parties. We cannot assure you that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly and annual costs and expenses as a percentage of our revenues may be significantly different from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause the price of our common stock to fall.

As we continue to grow, we also expect that potential cyclicality and seasonality in our business or related to other businesses we work with, may cause our operating results to fluctuate.

Our success depends on the continuing efforts of our senior management team and eventually other key personnel and our business may be materially and adversely affected if we lose their services.

Our future success depends heavily upon the continuing services of the members of our senior management team, in particular our Chief Executive Officer, James Crane. If one or more of our senior executives are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and key personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives, or attract and retain high-quality senior executives or key personnel in the future. We do not currently maintain key man insurance on our executive officers.

In addition, if any member of our management team joins a competitor or forms a competing company, we may lose customers, distributors, know-how and key professionals and staff members.

Our executive officers have not entered into employment agreements with us, which normally contain confidentiality and non-competition provisions. If any disputes arise between any of our executive officers or key personnel and us, we cannot assure you the extent to which a disagreement with an executive officer could harm our operations, financial condition and business prospects.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance and future success depends on the talents and efforts of highly skilled individuals. We may need to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our company. Competition in our industry for qualified employees is intense. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

As competition in our industry intensifies, it may be more difficult for us to hire, motivate and retain highly skilled personnel. If we do not succeed in attracting additional highly skilled personnel or retaining or motivating our existing personnel, we may be unable to grow effectively.

We have limited business insurance coverage and potential liabilities could exceed our ability to pay them.

We do not carry any insurance on our business operations in the United States, which are minimal and will likely always remain so.

The insurance industry in Asia is still at an early stage of development. Insurance companies in Asia offer limited business insurance products. We do not have any business liability or disruption insurance coverage for our operations in Asia. Any business disruption, litigation or natural disaster may result in our incurring substantial costs and the diversion of our resources.

Risks Related to Doing Business in Asia

Adverse changes in economic and political policies of the government in the People’s Republic of China (the “PRC”) and other governments in Asia, could have a material adverse effect on the overall economic growth of Asia, which could adversely affect our business.

Substantially all of our business operations will be conducted in the PRC. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in Asia. Asia’s economies differ from the economies of most developed countries in many respects, including, with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of Asia. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in the PRC, which, in turn, could adversely affect our results of operations and financial condition.

Uncertainties with respect to the PRC legal system could adversely affect us.

Our operations in the PRC will be governed by PRC laws and regulations. The Company is generally subject to laws and regulations applicable to foreign investments in the PRC and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investment in the PRC. However, the PRC has not developed a fully integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in Asia may be protracted and result in substantial costs and diversion of resources and management attention. You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Asia based on United States or other foreign laws against us, our management or the experts named in the prospectus.

We will conduct substantially all of our operations in Asia and substantially all of our assets will be located in Asia. Moreover, it is our understanding that the PRC does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

Fluctuation in the value of the Renminbi (RMB) and Hong Kong Dollar (HKD) may have a material adverse effect on your investment.

The value of the RMB and HKD against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar. Our revenues and costs will potentially be denominated in RMB or HKD. Any significant revaluation of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position in U.S. dollars. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investment or expenditure more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes. An appreciation of RMB against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our RMB denominated financial assets into U.S. Dollars, as the U.S. Dollar is our reporting currency.

Risks Related to Our Stock Being Publicly Traded

Our stock price may be volatile.

We cannot predict the extent to which a trading market will develop for our common stock or how liquid that market might become. The trading price of our common stock is expected to be highly volatile as well as subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

•

Quarterly variations in our results of operations or those of our competitors.

•

Announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments.

•

Our ability to develop and market new and enhanced services on a timely basis.

•

Changes in governmental regulations or in the status of our regulatory approvals.

•

Changes in earnings estimates or recommendations by securities analysts.

•

General economic conditions and slow or negative growth of related markets.

In addition, the stock market in general, and the market for finance companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our Common Stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Our securities will be considered a "penny stock" as defined in the Exchange Act and the rules thereunder, unless the price of our shares of common stock is at least $5.00

Our securities will be considered a "penny stock" as defined in the Exchange Act and the rules thereunder, unless the price of our shares of common stock is at least $5.00. We expect that our share price will be less than $5.00. Unless our common stock is otherwise excluded from the definition of "penny stock", the penny stock rules apply. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker- dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock is subject to the penny stock rules, it may become more difficult to sell such securities. Such requirements could limit the level of trading activity for our common stock and could make it more difficult for investors to sell our common stock.

You may experience substantial dilution if we raise funds through the issuance of additional equity and/or convertible securities.

We are likely to engage in equity financing in the future in order to raise funds for working capital, financing expansion efforts and/or investing in sales and marketing. Such financing may result in a substantial dilution of your equity stake in our company.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

We have, however, agreed to pay the expenses of registering the securities offered by this Prospectus. Below is our best estimate of those expenses:

SEC registration fee	$1
Printing expenses	$250
Legal fees and expenses	$9,000
Consultant fees and expenses	$4,000
Accounting fees and expenses	$800
Transfer agent fees	$500
Miscellaneous fees and expenses	$1,000
Total	$15,551

DETERMINATION OF OFFERING PRICE

There is no established public market for our common equity being registered. The offering price of the shares offered by selling security holders should not be considered as an indicator of the future market price of the securities.

The facts considered in determining the offering price were the Company’s financial condition and prospects, its lack of operating history and general conditions of the securities market. The offering price should not be construed as an indication of, and was not based upon, the actual value of Peerless.  The offering price bears no relationship to the Company’s book value, assets or earnings or any other recognized criteria of value and could be considered to be arbitrary.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

No Public Market For Common Stock

There is presently no public market for our common stock. We anticipate making an application for quotation of our common stock on the FINRA OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. We will not be able to obtain a quotation of our securities on the OTCBB without a sponsoring market maker and we have not made any such arrangement. If we are unable to find a sponsoring market maker then a trading market for our common stock will not develop. Even if we are able to locate a market maker, there is no assurance that our common stock will be accepted for quotation on the OTCBB, or if quoted, that a public market will materialize.

The OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCBB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Holders

There are currently 33 shareholders of record for our common shares.

SELLING SECURITY HOLDERS

The selling security holders named in this prospectus, all of whom are residents of the United States of America, are offering for sale 250,000 shares of common stock of the Company. Peerless will not receive any proceeds from the sale of shares by selling security holders.

The securities are offered by the selling security holders, namely the four officers and directors, who acquired 100,000 shares of common stock from Peerless for the price of $0.0125 per share in an offering, exempt from registration pursuant to Regulation D of the Securities Act of 1933, completed on August 31, 2008. The remaining 150,000 shares being offered were acquired by the selling shareholders, namely the three directors, as board compensation issued on September 2, 2008. The total shares being offered herein represent 7.81 % of the voting shares owned by the officers and directors (including Series A Preferred Stock and common stock) as of September 2, 2008. None of our directors or officers will be engaged in any selling efforts on behalf of the selling security holders. None of the selling security holders is a registered broker-dealer or an affiliate of a broker-dealer.

The selling security holders have furnished all information with respect to share ownership. The shares being offered are being registered to permit public secondary trading of the shares and each selling security holder may offer all or part of the shares owned for resale from time to time. A selling security holder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor are the selling security holders obligated to sell all or any portion of the shares at any time. Therefore, no assurance can be given by Peerless as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling security holders upon termination of the offering.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling security holders. To the best of our knowledge, the named parties in the table below beneficially own and have sole voting and investment power over all shares or rights to their shares. We have based the percentage owned by each on our 2,700,000 shares of common stock outstanding as of the date of this prospectus.

The information regarding beneficial ownership of our common stock is being presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right.

The following table provides information regarding the beneficial ownership of our common stock held by the selling security holders as of September 2, 2008, including:

1.

the number of shares owned by each prior to this offering;

2.

the total number of shares that are to be offered by each;

3.

the total number of shares that will be owned by each upon completion of the offering;

4.

the percentage owned by each upon completion of the offering; and

5.

the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The percentages are based on 2,700,000 shares of common stock outstanding on September 2, 2008.

Name of Selling Security Holder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Security Holder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Anna Ford	50,000	50,000	0	0.0%
Leonard Milligan	100,000	100,000	0	0.0%
Charles French	100,000	100,000	0	0.0%

Total	250,000	250,000	0	0.0%

PLAN OF DISTRIBUTION

We are registering on behalf of the selling security holders 250,000 shares of our common stock which they own.  The selling security holders may, from time to time, sell all or a portion of the shares of common stock in private negotiated transactions or otherwise.  Such sales will be offered at a maximum of $0.10 per share unless and until the offering price is changed by subsequent amendment to this prospectus or our shares are quoted on the OTCBB. If our shares become quoted on the OTCBB selling security holders may then sell their shares at prevailing market prices or privately negotiated prices.

The common stock may be sold by the selling security holders by one or more of the following methods, without limitation:

•

on the over-the-counter market;

•

on purchasers directly

•

in ordinary brokerage transactions in which the broker solicits purchasers; or commissions from a seller/or the purchaser of the shares for whom they may act as agent;

•

through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions and commissions from a seller/or the purchaser of the shares for whom they may act as agent;

•

through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distribution of the shares or other interest in the shares;

•

through purchases by a broker or dealer as principal and resale by other brokers or dealers for its own account pursuant to this prospectus;

•

through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

•

in any combination of one or more of these methods; or

•

in any other lawful manner.

Brokers or dealers may receive commissions or discounts from the selling security holders, if any of the broker-dealer acts as an agent for the purchaser of said shares, from the purchaser in the amount to be negotiated which are not expected to exceed those customary in the types of transactions involved.  Broker-dealers may agree with the selling security holders to sell a specified number of the shares of common stock at a stipulated price per share.  In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.  Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such broker-dealer.

The selling security holders may also elect to sell their common shares in accordance with Rule 144 under the Securities Act of 1933, rather than pursuant to this prospectus if permitted. After the sale of the shares offered by this prospectus, our officers and directors, Anna Ford, Leonard Milligan, Chuck French and James Crane will hold directly an aggregate of 0 shares of common stock and 2,950,000 shares of Series A Preferred Stock. The sale of these shares could have an adverse impact on the price of our shares or on any trading market that may develop.

The shares sold in this offering will generally be freely transferable without restriction or further registration under the Securities Act, except that any shares held by an "affiliate" of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits securities acquired by an affiliate of the issuer to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

•

1% of the total number of securities outstanding; or

•

the average weekly reported trading volume of the shares for the four calendar weeks prior to the sale

Sales under Rule 144 by officers are also subject to specific manner of sale provisions, holding period requirements, notice requirements and the availability of current public information about us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned his shares for are least six months, would be entitled to sell units under Rule 144 without regard to the volume limitations, manner of sale provisions and notice requirements of Rule 144. If after one year, such unaffiliated person would be able to sell his or her shares without regard to the public information requirement of Rule 144.

We have advised the selling security holders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

We have not registered or qualified offers and sales of shares of common stock under the laws of any country, other than the United States. To comply with certain states’ securities laws, if applicable, the selling security holders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the selling security holders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

All expenses of this registration statement, estimated to be $15,551 (see “Use of Proceeds” page 11), including but not limited to, legal, accounting, printing and mailing fees are and will be paid by Peerless.  However, each selling shareholder will pay any selling costs or brokerage commissions relating to the sale of his/her shares.

Penny Stock Regulation

Our common shares are not quoted on any stock exchange or quotation system in North America or elsewhere in the world. The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS AND PROPERTY

General

The Company was incorporated under the laws of the State of Delaware on August 21, 2008 under the name of Peerless Capital Corporation. The Company does not have any subsidiaries, affiliated companies or joint venture partners.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. We are a development stage company engaged in the development of business interests in Asia. Specifically, our business plan is to further develop management’s existing contacts in the financial and entrepreneurial industries in Asia and the United States of America and generate revenues from advising entrepreneurs in Asia with regard to doing business in the United States of America. Management expects to advise our customers in the areas of general business operations, mergers and acquisitions, and international business. However, management has no proven track record in these fields and there is no assurance that management possesses the skills necessary to further develop this business and our financial and entrepreneurial contacts in Asia and the United States of America. We do not foresee any circumstances that would cause us to alter our current business plan within the next twelve months.

Until recently our activities had been confined to the organizational matters described below.

Business Development of Issuer Since Inception

We raised $295 in initial seed capital on August 21, 2008 from our directors.

On August 31, 2008, Peerless completed a private placement pursuant to Regulation D of the Securities Act of 1933, whereby 2,550,000 common shares were sold at the price of $0.0125 per share to raise $31,875.

In September 2008, we prepared this prospectus for filing with the SEC.

Business

We are presently in the development stage. We intend to undertake business development work in Asia once and if this registration statement is declared effective by the SEC.

The Company's business plan is to further develop management’s existing contacts in the financial and entrepreneurial industries in Asia and the United States of America and generate revenues from advising entrepreneurs in Asia with regard to doing business in the United States of America.  Management expects to advise our customers in the areas of general business operations, mergers and acquisitions, and international business.  However, management has no proven track record in these fields and there is no assurance that management possesses the skills necessary to further develop this business and our financial and entrepreneurial contacts in Asia and the United States of America.

We have not generated any revenues from our operations.

Management Experience

Our management has no professional training or specific technical credentials in the finance or entrepreneurial consulting industries in which we expect to operate. Consequently, we may not be able to recognize or take advantage of potential business opportunities, acquisitions, or mergers presented to us without significant aid of professional consultants, attorneys or others. Moreover, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. They may make mistakes in their decisions and choices that could cause our operations and ultimate financial success to suffer irreparable harm.

Competitive Factors

The presence of competing small, mid-size, large and international companies in our industry may impact our ability to raise additional capital in order to fund our business if investors are of the view that investments in competitors are more attractive based on the background of management, track record of management or the company they work for, the prestige and perception of our competitors and the price of the investment offered to investors.

We will also be competing with other small, mid-size, large and international companies for available resources, including, but not limited to, professional consultants, interpretors, attorneys, accountants, auditors and administrative personnel.

Geographic Challenges

We do expect that management will have to spend significant time in Asia in order to develop its business contacts and more specifically, business opportunities.

Employees

We currently have no employees and have only two officers and three directors, each of which will not receive compensation from the proceeds of this offering. We do not have any employment agreements with our directors and officers. We do not presently have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors.

We do not intend to hire additional employees at this time.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up, development stage company, have a limited operating history and have not yet undertaken any business development activity or generated or realized any revenues from business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin to generate revenues from customers. Accordingly, we must raise cash from sources other than through the realization of revenues. As a development stage company, we have experienced losses and we expect to continue to experience losses for the foreseeable future.  Our only potential source for cash at this time is investment by others in the Company or loans to the Company by our officers or directors. We must raise cash to begin our business development activities and stay in business.

We will attempt to raise additional money through private placements, public offerings or through loans from our directors and officers. We have discussed this matter with our officers and directors. However, our officers and directors are unwilling to make any commitments as to the amount of money they are prepared to advance in the future. At the present time, we have not made any arrangements to raise additional cash. Our operations could take many years of development to generate initial and sustainable revenues and would require expenditure of very substantial amounts of cash, cash we do not presently have and may never be able to raise.  If we cannot raise this additional cash we will have to abandon our development activities and go out of business.

We estimate we will require approximately $200,000 in cash over the next twelve months. Our cash on hand will not enable us to continue in business for approximately 12 months. For a detailed breakdown see “Liquidity and Capital Reserves”, page 19.  We will need additional funds either through the sale of additional shares of our common stock or from advances made by our officers or directors.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance as a viable business. We are a development stage company and have not generated any revenues from our development activities. Further, we have not generated any revenues since our formation on August 21, 2008. We cannot guarantee we will be successful in our development activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the development of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must invest into the development of our business contacts and business opportunities. We must obtain equity or debt financing to provide the capital required fully implement our business plan. We have no assurance that financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we will be unable to commence, continue, develop or expand our development activities. Even if available, equity financing could result in additional dilution to existing shareholders.

Trends

We are in the development stage, have not generated any revenue and have no prospects of generating any revenue in the foreseeable future. We are unaware of any known trends, events or uncertainties that have had, or are reasonably likely to have, a material impact on our business or income, either in the long term of short term, other than as described in this section or in ‘Risk Factors’, page 5.

Critical Accounting Policies

Our discussion and analysis of financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments.

The going concern basis of presentation assumes we will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exist, which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Our intended development activities are dependent upon our ability to obtain third party financing in the form of debt and equity and ultimately to generate profitable business in Asia. As of August 31, 2008, we have not generated revenues, and have experienced negative cash flow from our development activities. We may look to secure additional funds through future debt or equity financings. Such financings may not be available or may not be available on reasonable terms.

Overview

Our financial statements contained herein have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our obligations in the normal course of business. We incurred net losses from operations for the period from inception, August 21, 2008, to August 31, 2008 of $(1,598). We did not earn any revenues during the aforementioned period.

Our financial statements included in this prospectus have been prepared without any adjustments that would be necessary if we become unable to continue as a going concern and are therefore required to realize upon our assets and discharge our liabilities in other than the normal course of operations.

We are presently in the development stage and there is no assurance that we will develop a profitable business in Asia. It may take many years of development work to succeed and would require expenditure of very substantial amounts of capital, capital we do not presently have and may never be able to raise.

Liquidity and Capital Resources

As of August 31, 2008 our total assets were $3,672 and our total liabilities were $218 including $218 which was owed to related parties. A total of $27,118 was owed, as of August 31, 2008 from individuals who purchased preferred stock and common stock in August, 2008. The majority of these funds had been received by the Company as of September 5, 2008.

As of August 31, 2008 we had a cash balance of $3,052 and $218 owed to related parties leaving a balance of $2,834 if all liabilities are paid in full.

Our future operations are dependent upon our ability to obtain third party financing in the form of debt and equity and ultimately to generate profitable operations. As of August 31, 2008, we have not generated revenues, and have experienced negative cash flow from operations. We may look to secure additional funds through future debt, equity financings or advances from our officers and directors. These sources of financing may not be available or may not be available on reasonable terms.

Period Ended August 31, 2008

We incurred accumulated net losses since inception of $(1,598) as detailed in the following table:

Expenses	From inception (August 21, 2008) to August 31,2008
Legal Fees	$1,380
Other General & Administrative	218

Total	$1,598

Balance Sheet

Total cash as of August 31, 2008, was $3,052. Our working capital as of August 31 was $2,834. If amounts owed to related parties are excluded there is a positive working capital position of $3,052.

Our working capital is attributable to the completion of an initial capital contribution on August 21, 2008, which raised $295, although $243 remained receivable as of August 31, 2008, and a private placement on August 31, 2008, which raised a further $31,875, although $26,875 remained receivable as of August 31, 2008. No revenue was generated during these periods.

Total shareholders’ equity as of August 31, 2008 was $3,454. The total shares of common stock outstanding as of August 31, 2008, were 2,550,000.

As of September 2, 2008, 2,700,000 shares of common stock and 2,950,000 of Series A Preferred Stock were outstanding.

MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

As of August 31, 2008, our current directors and executive officers were as follows:

Name	Age	Positions Held
James Crane	32	Chief Executive Officer
Anna Ford	29	President, Chief Financial Officer, Treasurer, Director
Charles French	76	Director
Leonard Milligan	30	Secretary, Director

James Crane, Chief Executive Officer

Mr. Crane joined us on August 21, 2008 as Chief Executive Officer. Mr. Crane is a United States resident and is a licensed Certified Public Accountant in the Commonwealth of Massachusetts. He graduated in 1999 from Bentley University with a B.S. degree in Accountancy. Mr. Crane is the sole owner of the professional services firm, J. Crane & Company, P.C., which he formed in May, 2001. Prior to forming J. Crane & Company, Mr. Crane was employed by Ernst & Young LLP from September 1999 through May 2001. Mr. Crane serves as the Chief Financial Officer of MyStaru.com, Inc., an issuer traded on the Nasdaq over-the-counter Bulletin Board and is a member of the board of directors of Commerce Planet, Inc., an issuer traded on the Pink Sheets.com.

Anna Ford, President, Chief Financial Officer, Treasurer, Director

Ms. Ford joined us on August 21, 2008 as President, Chief Financial Officer, Treasurer and Director. Ms. Ford is a United States resident and graduated in 2001 from Lehigh University with a B.S. degree in Social Sciences. Ms. Ford has served in various marketing, business development and administrative positions for Mr. Crane's professional services firm, J. Crane & Company, P.C., since 2001. Ms. Ford is also Mr. Crane's wife.

Leonard Milligan, Secretary, Director

Mr. Milligan joined Peerless Capital on August 31, 2008 as a member of the Board of Directors and Secretary. Mr. Milligan is a United States resident and is a licensed attorney in the Commonwealth of Massachusetts. He graduated with a B.A. degree in 2000 from the University of Vermont in Economics and Philosophy, and graduated in 2006 with a Juris Doctorate from The New England School of Law in Boston, Massachusetts. Mr. Milligan is the founder and principal of Milligan & Associates, a Cambridge, Massachusetts law firm. Prior to founding Milligan & Associates, he worked as an associate attorney at Salsberg & Schneider and in the legal and compliance department of Boston Advisors, a mid-sized investment advisory firm and hedge fund.

Charles French, Director

Mr. French joined us on August 21, 2008 as a member of the Board of Directors. Mr. French is a United States resident. He graduated with an MBA from Harvard Business School in 1958 and a B.S. degree from the University of Nebraska in 1952. Mr. French brings a wealth of experience in marketing and sales to our company and has served in senior management positions within a variety of businesses ranging in size from small startup operations to Fortune 500 companies. Mr. French's focus for much of his career has been with international business development, and more specifically business development in China. Since July 1, 2008, Mr. French has also served as Director of Business Development for Mr. Crane's professional services firm, J. Crane & Company, P.C.

None of our directors are independent under the independence standards of NASDAQ and we do not have separately designated nominating or compensation committees.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee, and the full board of directors, which includes our Chief Executive Officer, President and Secretary participated in deliberations concerning executive officer and director compensation in the last completed fiscal year.

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

We will compensate our senior management and key employees through base salary and stock-based awards. We will compensate our employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.

Base Salaries

The Company’s officers have not taken compensation in the form of cash salaries from the Company. The officers were recently granted stock-based awards, which will be expensed immediately due to the lack of vesting or other restriction provisions in their verbally-negotiated employment contracts.

SUMMARY COMPENSATION TABLE

Name and Principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James Crane Chief Executive Officer (1)	2008 2007	— —	— —	— —	— —	— —	— —	— —	— —

Anna Ford President	2008 2007	— —	— —	— —	— —	— —	— —	— —	— —

Leonard Milligan Secretary	2008 2007	— —	— —	— —	— —	— —	— —	— —	— —

———————

(1)

James Crane has not received any stock grant awards through October 2, 2008, although a formal employment agreement could be entered into once and if business operations begin in Asia. For the time being, Mr. Crane’s professional services firm, J. Crane & Company, P.C., is compensated $1,000 a month for his services.

As of August 31, 2008, the Company did not have any grants of plan-based awards, outstanding equity awards at fiscal year-end, option exercises and stock vested, pension benefits, or nonqualified deferred compensation. The Company did not have any post-employment payments to report.

Stock Option Grants

There were no outstanding stock options or stock warrant grants as of August 31, 2008

Compensation of Directors

The Directors of the Company are not compensated on a consistent basis. However, on September 2, 2008, the Company approved a one-time grant of 50,000 shares of common stock to each director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the common stock of the Company as of September 2, 2008, for: (i) each person who is known by the Company to beneficially own more than 5 percent any class of the Company’s voting securities, (ii) each of the Company’s directors, (iii) each of the Company’s Named Executive Officers, and (iv) all directors and executive officers as a group. As September 2, 2008, the Company had 2,700,000 shares of common stock outstanding and 2,950,000 shares of Series A Preferred Stock outstanding.

Title of class	Name and address of beneficial owner (1)	Amount of beneficial ownership	Percent of class

Current Executive Officers & Directors:
Series A Preferred Stock	Anna Ford	2,430,000	82.37%
Series A Preferred Stock	Charles French	520,000	17.63%
Common Stock	Anna Ford (2)	50,000	0.02%
Common Stock	Leonard Milligan (3)	100,000	0.04%
Common Stock	Charles French (4)	100,000	0.04%

Total of All Current Directors and Officers:
Series A Preferred Stock		2,950,000	100.00%
Common Stock		250,000	9.26%

More than 5% Beneficial Owners
Series A Preferred Stock	Anna Ford	2,430,000	82.37%
Series A Preferred Stock	Charles French	520,000	17.63%

———————

(1)

Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.

(2)

Ms. Ford does not receive a salary from the Company. On September 2, 2008, she was compensated as a member of the board of directors with a stock award of 50,000 shares of the Company’s common stock, which were entirely free of vesting or other restrictions.

(3)

Mr. Milligan does not receive a salary from the Company. Mr. Milligan’s professional services firm, Milligan & Associates, is compensated for all work performed for the Company at his firm's normal hourly rates. On September 2, 2008, he was compensated as a member of the board of directors with a stock award of 50,000 shares of the Company’s common stock, which were entirely free of vesting or other restrictions.

(4)

Mr. French does not receive a salary from the Company. On September 2, 2008, he was compensated as a member of the board of directors with a stock award of 50,000 shares of the Company’s common stock, which were entirely free of vesting or other restrictions.

Background of officers and directors

None of our directors or officers has the specific professional or technical accreditation in the specific financial and entrepreneurial industries we expect to operate in. None of our officers and directors work full time for our company. Each spends no more than 8 hours a week on Peerless’s business and administrative matters.

Board of Directors

Since inception our Board has held no meetings and our Audit Committee held no meetings.

Below is a description of the Audit Committee of the Board of Directors.

The Charter of the Audit Committee of the Board of Directors sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to oversee and monitor the Company’s accounting and reporting processes and the audits of the Company’s financial statements.

Our audit committee is comprised of James Crane, our President, and Charles French, our Director. Mr. Crane can be considered an “audit committee financial expert” as defined in Item 401 of Regulation S-B.

Apart from the Audit Committee, the Company has no other Board committees.

Audit Committee Financial Expert

Our board of directors has determined that James Crane qualifies as an "audit committee financial expert " as defined in Item 401(e) of Regulation S-B. We have nominated Mr. Crane to serve as the sole member and chairman of our audit committee. Charles French qualifies as "independent" as the term is used in Item7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules. However, as of October 7, 2008, the Company has not invited Mr. French to join the audit committee.

We believe that our current audit committee is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

Conflicts of Interest

While none of our officers and directors is a director or officer of any other company involved in the financial or entrepreneurial industries, there can be no assurance such involvement will not occur in the future. Such involvement could create a conflict of interest.

Significant Employees

We have no employees. Our Officers and Directors fulfill many of the functions that would otherwise require Peerless to hire employees or outside consultants.

Family Relationships

Our Chief Executive Officer, Mr. James Crane, and President, Chief Financial Officer, Treasurer and Director, Ms. Anna Ford, are husband and wife. Otherwise, there are no family relationships between our officers and directors.

Involvement in Certain Legal Proceedings

To the knowledge of the Company, during the past five years, none of our directors or executive officers:

(1)

has filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by the court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filings;

(2)

was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i)

acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)

engaging in any type of business practice; or

(iii)

engaging in any activities in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)

was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activities;

(5)

was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated.

(6)

was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Future Sales by Existing Shareholders

As of September 2, 2008 there are a total of 2,700,000 shares of our common stock issued and outstanding. Of these shares, 2,700,000, being 100%, are ‘restricted shares’ as defined in Rule 144 of the Securities Act of 1933. Under this Prospectus, we are registering 250,000 shares of common stock, being 9.26% of our issued shares of common stock, leaving 2,450,000 shares, being 90.74% of our shares, as restricted shares.

DESCRIPTION OF SECURITIES

Description of Share Capital

We are a Delaware company and our affairs are governed by our Certificate of Incorporation, our By-laws and the Delaware General Corporations Law, which is referred to as the DGCL below.

The following are summaries of material provisions of our Certificate of Incorporation and By-laws, as well as the DGCL insofar as they relate to the material terms of our common stock.

Common Stock

General. Our Certificate of Incorporation authorizes the issuance of up to 500,000,000 shares of common stock with $0.0001 par value. Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the By-Laws of the Company.

Dividends. The holders of our common stock are entitled to such dividends as may be declared by our board of directors subject to the DGCL.

Preferred Stock

General. Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, with $0.0001 par value. The preferred stock may be issued from time to time in one or more series. Our board of directors has the authority to determine and state the designations and the relative rights (including, if any, conversion rights, participating rights, voting rights, dividend rights, and stated, redemption and liquidation values), ranking preferences, limitations and restrictions of each series of preferred stock.

Series A Preferred Stock. The Company's board of directors has designated 10,000,000 shares of our preferred stock as Series A Preferred Stock and has determined various rights associated with the Series A Preferred Stock. The Series A Preferred Stock shall have superiority voting rights equal to 1,000 votes per share. Additionally, in the event that such votes do not total at least 51% of all votes, including the votes cast by the holders of common stock, then regardless of the immediately foregoing sentence in this subparagraph, the votes cast by all of the Series A Preferred Stock shall be qual to 51% of all votes cast at any meeting of the shareholders, including votes cast by the holders of the common stock, or any issue put to the shareholders for voting and the Company may state that any such action was had by majority vote of all shareholders. Additionally, the holders of the Series A Preferred Stock shall have the right to elect the majority of the members of the Company's board of directors.

Registration Rights

The Company has not provided any shareholder(s) with registration rights associated with any shares outstanding as of September 2, 2008.

Dividend Policy

As of the date of this Prospectus we have not paid any cash dividends to stockholders. The declaration of any future cash dividends, if any, will be at the discretion of the Board of Directors and will depend on our earnings, if any, capital requirements and financial position, general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the near future.

Change in Control of Our Company

We do not know of any arrangements which might result in a change in control.

Transfer Agent

We have engaged the services of Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado, 80209, to act as transfer agent.

Debt Securities and Other Securities

There are no debts or other securities outstanding.

CERTAIN TRANSACTIONS

There have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer, or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest, except as follows:

On August 21, 2008 Peerless issued to:

(i)

our President, Chief Financial Officer, Treasurer and Director, Anna Ford, 2,430,000 shares of Series A Preferred Stock at the price of $0.0001 per share for total consideration of $243;

(ii)

our Director, Charles French, 520,000 shares of Series A Preferred Stock at the price of $0.0001 per share for total consideration of $52; and

On August 31, 2008 Peerless issued to:

(i)

our Secretary and Director, Leonard Milligan, 50,000 shares of common stock at the price of $0.0125 per share for total consideration of $625.

(ii)

our Director, Charles French, 50,000 shares at the price of $0.0125 per share for total consideration of $625.

(iii)

Mark French, the son of our Director, Charles French, 50,000 shares at the price of $0.0125 per share for total consideration of $625.

On September 2, 2008 Peerless issued to:

(i)

our Directors, Anna Ford, Chuck French and Leonard Milligan, 50,000 shares each as a one-time stock award for board compensation. The shares of common stock were valued at the most recent purchase price of the Company's common stock, $0.0125 per share, for total compensation of $625 per member of the board of directors.

Ms. Ford, Mr. Crane, Mr. French, and Mr. Milligan were, among other things, responsible for organizing Peerless, developing our business plan, arranging financing and taking on the task of preparing this prospectus.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel referred to in the prospectus has any interest in Peerless. No expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in Peerless or was a promoter, underwriter, voting trustee, director, officer or employee of, or for, Peerless. Our financial statements included in this Prospectus have been audited by our independent, PCAOB registered accountants, Bartolomei Pucciarelli, LLC as set forth in their report included in this Prospectus.

The legality of the shares of common stock being registered has been passed upon by Lawler & Associates, PLC, 11622 El Camino Road, Suite 100, San Diego, California, 92130.

ADDITIONAL INFORMATION

Peerless has filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Peerless and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site. The address of the Commission’s web site is http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference

Peerless intends to file a registration statement to register its shares under the Securities Exchange Act of 1934. As a result, Peerless will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, or information statements and other information with the Securities and Exchange Commission.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; our independent, PCAOB registered accountants will audit the financial statements.

Our audited financial statements for the period from inception, August 21, 2008, to August 31, 2008 immediately follow:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Peerless Capital Corporation:

We have audited the accompanying balance sheet of Peerless Capital Corporation (a development stage company) (the “Company”) as of August 31, 2008, and the related statements of operations, changes in shareholders’ equity and cash flows for the period August 21, 2008 (inception) through August 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audit.

We conducted our audit in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Peerless Capital Corporation (a development stage company), as of August 31, 2008, and the results of its operations and its cash flows for the period August 21, 2008 (inception) through August 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no present revenue, had losses of $(1,598) for the period August 21, 2008 (inception) through August 31, 2008, and has limited working capital. The execution of the Company’s business plan is also dependant upon the ability to obtain outside sources of working capital. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

/s/ Bartolomei Pucciarelli, LLC

Lawrenceville, New Jersey

October 9, 2008

PEERLESS CAPITAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF AUGUST 31, 2008

ASSETS

Current Assets
Cash	$3,052
Prepaid Expenses (Note 6)	620
Total Current Assets	3,672
Total Assets	$3,672

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities	$218
Related Party Note Payable (Notes 4 and 6)	218
Total Current Liabilities	218
Total Liabilities

Commitments, Contingencies and Other Matters (Note 9)

Shareholders' Equity (Note 7)
Series A Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 2,950,000 shares issued and outstanding at August 31, 2008	295
Common stock - $0.0001 Par Value; 500,000,000 Shares Authorized; 2,550,000 Issued and Outstanding at August 31, 2008	255
Stock Subscription Receivable	(27,118)
Additional Paid in Capital	31,620
Deficit Accumulated During the Development Stage	(1,598)
Total Shareholders' Equity	3,454
Total Liabilities and Shareholders' Equity	$3,672

The accompanying notes are an integral part of these financial statements.

PEERLESS CAPITAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	For the Period From Inception (August 21, 2008) to August 31, 2008	Cumulative Period From August 21, 2008 (Inception of the Development Stage) Through August 31, 2008

Net Sales	$—	$—
Cost of Sales	—	—

Gross Profit (Loss)	—	—

Operating Expenses
Legal Fees	1,380	1,380
Other General and Administrative	218	218
Total Operating Expenses	1,598	1,598

Loss From Operations	(1,598)	(1,598)

Net Loss Before Income Taxes	(1,598)	(1,598)

Provision for Income Taxes	—	—

Net Loss	$(1,598)	$(1,598)

Loss Per Common Share
Basic	$(0.01)
Diluted	$(0.01)

Weighted-Average Shares Used to Compute:
Basic Loss Per Common Share	255,000
Diluted Loss Per Common Share	255,000

The accompanying notes are an integral part of these financial statements.

PEERLESS CAPITAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF SHAREHOLDERS' EQUITY

AS OF AUGUST 31, 2008

					Additional Paid In Capital	Stock Subscription Receivable	Deficit Accumulated During the Development Stage	Total

	Preferred Stock, Series A
			Common Stock
	Shares	Par $.0001	Shares	Par $.0001
Balance, August 21, 2008, Inception	—	$—	—	$—	$—	$—	$—	$—
Issuance of Series A Preferred Stock for Cash - August 21, 2008	2,950,000	295	—	—	—	(243)	—	52
Issuance of Common Stock for Cash - August 31, 2008	—	—	2,550,000	255	31,620	(26,875)	—	5,000

Net loss	—	—	—	—	—	—	(1,598)	(1,598)

Balance, August 31, 2008	2,950,000	$295	2,550,000	$255	$31,620	$(27,118)	$(1,598)	$3,454

The accompanying notes are an integral part of these financial statements.

PEERLESS CAPITAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the Period From Inception (August 21, 2008) to August 31, 2008	Cumulative Period From August 21, 2008 (Inception of the Development Stage) Through August 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(1,598)	$(1,598)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Changes in Assets and Liabilities
Increase in Prepaid Expenses	(620)	(620)
NET CASH USED IN OPERATING ACTIVITIES	(2,218)	(2,218)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds From Sale of Stock	5,052	5,052
Proceeds From Related Party Payable	218	218
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,270	5,270

INCREASE IN CASH	$3,052	$3,052
CASH - BEGINNING OF PERIOD	—	—
CASH - END OF PERIOD	$3,052	$3,052

SUPPLEMENTAL DISCLOSURE:
Cash Paid for Interest	$—	$—
Cash Paid for Taxes	$—	$—

NONCASH INVESTING AND FINANCING ACTIVITIES
None	$—	$—

The accompanying notes are an integral part of these financial statements.

PEERLESS CAPITAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 21, 2008 (INCEPTION DATE)

THROUGH AUGUST 31, 2008

NOTE 1 – NATURE OF OPERATIONS

Peerless Capital Corporation (the "Company") was incorporated under the laws of the State of Delaware on August 21, 2008.  The Company's current certificate of incorporation provides for authorized capital stock of 500,000,000 common shares, $0.0001 par value and 10,000,000 shares of preferred stock, $0.0001 par value.  The Company's fiscal year end is August 31.

The Company's business plan is to further develop management’s existing contacts in the financial and entrepreneurial industries in Asia and the United States of America and generate revenues from advising entrepreneurs in Asia with regard to doing business in the United States of America.  Management expects to advise our customers in the areas of general business operations, mergers and acquisitions, and international business.  However, management has no proven track record in these fields and there is no assurance that management possesses the skills necessary to further develop this business and our financial and entrepreneurial contacts in Asia and the United States of America.

Control By Principal Stockholders

The directors and executive officers own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets or business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Peerless Capital Corporation is a development stage company as described by Statements of the Financial Accounting Standards Board No. 7 (“SFAS 7.”) SFAS states that a business is considered to be in the development stage if it is devoting substantially all of its efforts to establishing a new business and either of the following conditions exists:

1.

Planned principal operations have not commenced.

2.

Planned operations have commenced, but there has been no significant revenue therefrom.

The Company’s management believes the Company is a development stage entity as it is in the process of attempting to develop a new business, and is also exploring various forms of financing and capital structures in order to facilitate initial operations in Asia and any possible acquisitions, mergers or other business combinations if and when such opportunities present are themselves. The Company has considered SFAS 7, paragraph 11, footnote 7, and has determined that the Company qualifies as a development stage company, and as such, has determined August 21, 2008, the inception date, to be the inception date of the development stage.

The Company anticipates that after extensive operations in Asia, the Company’s management will have developed business opportunities and entered into profitable business transactions by August 31, 2009. As of August 31, 2008, the company had a total deficit of $1,598 from operations in pursuit of this objective.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a deficit accumulated during the development stage of $1,598 as of August 31, 2008.

The Company is exploring various sources of equity and debt financing.

PEERLESS CAPITAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE PERIOD FROM AUGUST 21, 2008 (INCEPTION DATE)

THROUGH AUGUST 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at time of purchase to be cash equivalents.

Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Accounting Standards No. 123(R), Share-Based Payment, which establishes accounting standards for transactions in which an entity receives employee services in exchange for (a) equity instruments of the entity or (b) liabilities that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of equity instruments. The Company has adopted SFAS 123(R), which requires the Company to recognize the grant-date fair value of stock options and equity based compensation issued to employees in the statement of operations. The statement also requires that such transactions be accounted for using the fair-value-based method. The Company has not awarded any stock based compensation since inception.

Advertising

The company expenses advertising costs as incurred.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures About Fair Value of Financial Instruments,” requires disclosure of the fair value of certain financial instruments. The carrying value of cash accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and related party payables. The Company’s cash is held directly by a bank and is therefore protected under any insurance normally typical FDIC insurance carried by banks in the United States of America which protect the Company’s total cash balances at the bank against risk of loss of funds, up to $100,000.

Income Taxes

The FASB has issued Statement of Financial Accounting Standards No. 109 (“SFAS 109”), “Accounting for Income Taxes”, which requires the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

PEERLESS CAPITAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE PERIOD FROM AUGUST 21, 2008 (INCEPTION DATE)

THROUGH AUGUST 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109 and prescribes a recognition threshold and measurement attributes for financial statement disclosure of tax positions taken or expected to be taken on a tax return. Under FIN No. 48, the impact of an uncertain income tax position(s) on the income tax return must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Additionally, FIN No. 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. There were no amounts required to be recorded under FIN No. 48 were not material during the period from August 21, 2008 (inception) through August 31, 2008, respectively.

Revenue Recognition

The Company does not currently have a source of current revenues. In the event revenues are recognized in the period that services are provided, the Company will recognize revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB104"), which supersedes Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. The Company defers any revenue for which the service has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the service has been delivered or no refund will be required.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant. There were no multiple deliverable revenue arrangements during the period ended August 31, 2008.

Related Party Transactions

Related party transactions are fully disclosed within the Company’s financial statements for the period from August 21, 2008 (the inception date) through August 31, 2008.

Net Loss per Common Share

The Company utilizes SFAS No. 128, “Earnings per Share” to calculate earnings/loss per share. Basic earnings/loss per share is computed by dividing the earnings/loss available to common stockholders (as the numerator) by the weighted-average number of common shares outstanding (as the denominator). Diluted earnings/loss per share is computed similar to basic earnings/loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potential common stock (including common stock equivalents) had all been issued, and if such additional common shares were dilutive. Under SFAS No. 128, if the additional common shares are dilutive, they are not added to the denominator in the calculation. Where there is a loss, the inclusion of additional common shares is anti-dilutive (since the increased number of shares reduces the per share loss available to common stock holders).

PEERLESS CAPITAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE PERIOD FROM AUGUST 21, 2008 (INCEPTION DATE)

THROUGH AUGUST 31, 2008

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

Foreign currency translation

The reporting currency of the Company is the US dollar. The Company’s principal operations, once established in Asia, will use the local currencies, the Renminbi (RMB) and Hong Kong Dollar (HKD), as the Company’s functional currencies. Results of operations and cash flows are translated at average exchange rates during the period, and assets and liabilities are translated at the interbank rate at the end of the reporting period. Translation adjustments resulting from this process are included in accumulated other comprehensive income stockholders’ deficit in the balance sheet. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments resulting from this process are included in accumulated other comprehensive income which did not exist as of August 31, 2008, but could likely be present in the near future, in the statement of shareholders’ deficit and amounted to $0 as of August 31, 2008.

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had cumulative losses of $(1,598) as of August 31, 2008 and negative cash flows from operations during the period from August 21, 2008 through August 31, 2008 of $(2,218). The ability of the Company to operate as a going concern depends upon its ability to obtain outside sources of working capital. Management is aware of these requirements and is undertaking specific measures to address these liquidity concerns. Notwithstanding the foregoing, there can be no assurance that the Company will be successful in obtaining financing, that it will have sufficient funds to execute its business plan or that it will generate positive operating results. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 4 – RELATED PARTY PAYABLE

The table below details transactions related to the related party payable to the Company's director during the period from August 21, 2008 through August 31, 2008:

2008
Beginning balance payable	$—
Advances from director	218
Ending balance payable	$218

All advances from the director are non-interest bearing and are expected to be repaid within a short timeframe.

NOTE 5 – INCOME TAXES

The FASB has issued Statement of Financial Accounting Standards No. 109 (“SFAS 109”), “Accounting for Income Taxes”, which requires the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

PEERLESS CAPITAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE PERIOD FROM AUGUST 21, 2008 (INCEPTION DATE)

THROUGH AUGUST 31, 2008

NOTE 5 – INCOME TAXES – (Continued)

The Company's net deferred tax asset as of August 31, 2008 consisted of the following:

August 31, 2008
Net operating loss carry forward	$650
Valuation allowance	(650)
Net deferred tax asset	$—

The net operating loss generated in the period ended August 31, 2008 will expire in 2028.

The components of current income tax expense for the period from August 21, 2008 (inception) through August 31, 2008, consisted of the following:

August 31, 2008
Current federal tax expense	$—
Current state tax expense	—
Change in NOL benefits	650
Change in valuation allowance	(650)
Income tax expense	$—

The following is a reconciliation of the provision for income taxes at the United States federal income tax rate to the income taxes reflected in the Statement of Operations:

August 31, 2008
Tax expense (credit) at statutory rate-federal	(35%)
State tax expense net of federal tax	(6%)
Changes in valuation allowance	41%
Tax expense at actual rate	0%

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company’s chief executive officer advanced $218 to the Company during the period from August 21, 2008 (Inception Date) through August 31, 2008 for working capital needs. Repayment was made in September, 2008.

In August, 2008, the Company advanced a director $2,000 for legal services associated with the August 31, 2008 private placement. As of August 31, 2008, the director had billed $1,380 against the advance leaving a prepaid balance of $620, which is included on the balance sheet.

NOTE 7 – SHAREHOLDERS' EQUITY

Peerless Capital Corporation (the "Company") was incorporated under the laws of the State of Delaware on August 21, 2008. The Company's current certificate of incorporation provides for authorized capital stock of 500,000,000 common shares, $0.0001 par value, and 10,000,000 preferred shares, $0.0001 par value. There are no outstanding stock options, stock awards or warrants to purchase common stock as of August 31, 2008. The Company does not have a stock option plan, stock award plan, registration rights agreement or any form of shareholders' agreements in place as of August 31, 2008.

On August 21, 2008, pursuant to a board resolution, the Company issued 2,950,000 shares of its Series A Preferred Stock, at $0.0001 per share, for a total of $295.

PEERLESS CAPITAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE PERIOD FROM AUGUST 21, 2008 (INCEPTION DATE)

THROUGH AUGUST 31, 2008

NOTE 7 – SHAREHOLDERS' EQUITY – (Continued)

On August 31, 2008, pursuant to thirty two stock subscription agreements, the Company issued 2,550,000 shares of its common stock, at $0.0125 per share, for a total of $31,875.

Upon inception and through the date of this report, the rights and preferences of the Company’s common stock and Series A Preferred Stock are identified below:

Common stock:

1.

Authorized shares are 500,000,000

2.

Voting rights are equal to one vote per share of stock

3.

Par value of $0.0001

Series A Preferred Stock:

1.

Authorized shares are 10,000,000

2.

Voting rights are equal to the larger of 1,000 votes per share of stock or 51% of the total voting rights of the Company’s stockholders when considering all classes of stock.

3.

Par value of $0.0001

NOTE 8 – LOSS PER SHARE

The Company utilizes SFAS No. 128, "Earnings per Share" to calculate gain/loss per share. Basic earnings/loss per share is computed by dividing the earnings/loss available to common stockholders (as the numerator) by the weighted-average number of common shares outstanding (as the denominator). Diluted earnings/loss per share is computed similar to basic earning/loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potential common stock (including common stock equivalents) had all been issued, and if such additional common shares were dilutive.

2008
Basic Loss Per Common Share Computation

Net loss available to common stockholders	$(1,598)

Basic earnings per share	(0.01)

Weighted-average shares used to computer basic loss per share	255,000

2008
Diluted Loss Per Common Share Computation

Net loss	$(1,598)

(Loss) available to common stockholders	$(1,598)

Diluted loss per common share	$(0.01)

Weighted-average shares used to computer diluted loss per share	255,000

PEERLESS CAPITAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE PERIOD FROM AUGUST 21, 2008 (INCEPTION DATE)

THROUGH AUGUST 31, 2008

NOTE 8 – LOSS PER SHARE – (Continued)

Under SFAS No. 128, where there is a loss, the inclusion of additional common shares is anti-dilutive (since the increased number of shares reduces the per share loss available to common stock holders), and if the additional common shares are anti-dilutive, they are not added to the denominator in the calculation. There were no common stock equivalents that would impact the calculation of diluted loss per share as of August 31, 2008.

NOTE 9 – COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

As of the date of this report, the Company was not aware of any threatened or pending legal proceedings against it.

NOTE 10 – SUBSEQUENT EVENTS

On September 2, 2008, the Company awarded 50,000 shares of common stock to each of its members of the board of directors, or 150,000 shares of common stock in the aggregate, for board compensation. The shares were free of any vesting or other restrictions relating to performance, timing or other employment considerations.

As of October 9, 2008, the $27,118 reported as a stock subscription receivable in the accompanying balance sheet had been received by the Company.

NOTE 11- NEW ACCOUNTING PRONOUNCEMENTS

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”) which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The adoption of SFAS No. 159 did not have a significant effect on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”).  SFAS 157 establishes a common definition for fair value to be applied to U.S. GAAP guidance requiring use of fair value, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.  SFAS 157 is effective for fiscal years beginning after November 15, 2007.  In February 2008, the FASB issued a final Staff Position to allow a one-year deferral of adoption of SFAS 157 for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis.  The FASB amended SFAS 157 to exclude FASB Statement No. 13 and its related interpretive accounting pronouncements that address leasing transactions.   The adoption of SFAS No. 159 is not expected to have a significant effect on the Company’s financial statements.

In June 2007, FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that are used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed. FSP EITF 07-3 will be effective for an entity’s financial statements issued for fiscal years beginning after December 15, 2007. The adoption of EITF 07-3 did not have a significant effect on the Company’s financial statements.

In November 2007, FASB issued EITF 07-1, “Accounting for Collaborative Arrangements" (“EITF 07-1”).”   EITF 07-1 requires additional disclosures related to collaborative arrangements. EITF 07-1 is effective for fiscal years beginning after December 15, 2008.  The Company is currently assessing the impact the adoption of EITF 07-1 will have on the Company’s financial statements.

PEERLESS CAPITAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

FOR THE PERIOD FROM AUGUST 21, 2008 (INCEPTION DATE)

THROUGH AUGUST 31, 2008

In December 2007, the Financial Accounting Standards Board (“FASB”) released SFAS No. 141(R), “Business Combinations,” to establish accounting and reporting standards to improve the relevance, comparability and transparency of financial information that an acquirer would provide in its  financial statements from a business combination.  SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008.  The Company is currently assessing the impact the adoption of SFAS No. 141(R) will have on the Company’s financial position and results of operations.

In December 2007, the FASB also released SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51,” to improve the relevance, comparability and transparency of the financial information that a reporting entity provides in its  financial statements by establishing accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS No. 160 is effective for fiscal years beginning after December 15, 2008.  The Company is currently assessing the impact the adoption of SFAS No. 160 will have on the Company’s financial position and results of operations.

In February 2008, the FASB issued Financial Staff Positions (“FSP”) FAS 157-2, Effective Date of FASB Statement No. 157 (“FSP FAS 157-2”), which delays the effective date of SFAS No. 157, Fair Value Measurement (“SFAS 157”), for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). SFAS 157 establishes a framework for measuring fair value and expands disclosures about fair value measurements. FSP FAS 157-2 partially defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for items within the scope of this FSP. FSP FAS 157-2 is effective for us beginning January 1, 2009. The Company is currently evaluating the potential impact of the adoption of those provisions of SFAS 157, for which effectiveness was delayed by FSP SFAS 157-2, on our financial position and results of operations.

In March 2008, the FASB released SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.” SFAS No. 161 requires additional disclosures related to the use of derivative instruments, the accounting for derivatives and the financial statement impact of derivatives.  SFAS No. 161 is effective for fiscal years beginning after November 15, 2008.  The Company is currently assessing the impact the adoption of SFAS No. 161 will have on the Company’s financial statements.

In May 2008, the FASB released SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that presented in conformity with generally accepted accounting principles in the United States of America. SFAS No. 162 will be effective 60 days following the SEC’s approval of the PCAOB amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.  The Company does not believe SFAS 162 will have a significant impact on the Company’s financial statements.

Dealer Prospectus Delivery Instructions

Until              , 2008 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

RECENT SALES OF UNREGISTERED SECURITIES

(a)

Prior sales of common shares within the past three years

Since inception on August 21, 2008 to the date of this registration statement, Peerless has sold the following securities which were not registered under the Securities Act of 1933:

On August 21, 2008 Peerless issued to:

(i)

our President, Chief Financial Officer, Treasurer and Director, Anna Ford, 2,430,000 shares of Series A Preferred Stock at the price of $0.0001 per share for total consideration of $243;

(ii)

our Director, Charles French, 520,000 shares of Series A Preferred Stock at the price of $0.0001 per share for total consideration of $52; and

On August 31, 2008 Peerless issued to:

(i)

our Secretary and Director, Leonard Milligan, 50,000 shares of common stock at the price of $0.0125 per share for total consideration of $625.

(ii)

our Director, Charles French, 50,000 shares at the price of $0.0125 per share for total consideration of $625.

(iii)

Mark French, the son of our Director, Charles French, 50,000 shares at the price of $0.0125 per share for total consideration of $625.

(iv)

29 unaffiliated individuals, 2,400,000 shares of common stock at the price of $0.0125 for $30,000 in gross proceeds under the August 31, 2008 private placement. We issued the foregoing shares of common stock to the individuals pursuant to Regulation D of the Securities Act of 1933. No commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.  All of the investors are residents of the United States; no directed selling efforts were made in the U.S. by Peerless, any distributor, any affiliate or any person acting on behalf of the foregoing.

On September 2, 2008 Peerless issued to:

(i)

our Directors, Anna Ford, Chuck French and Leonard Milligan, 50,000 shares each as a one-time stock award for board compensation. The shares of common stock were valued at the most recent purchase price of the Company's common stock, $0.0125 per share, for total compensation of $625 per member of the board of directors.

EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

3.1 *	Certificate of Incorporation

3.4 *	Bylaws

5 *	Opinion re. Legality, Lawler & Associates, Attorney At Law

23.1 *	Consent of Bartolomei Pucciarelli, LLC

23.2 *	Consent of Lawler & Associates, Attorney At Law (refer to Exhibit 5)

99.1 *	Audit Committee Charter

* Previously filed on Form S-1dated October 9, 2008.

UNDERTAKINGS

Peerless hereby undertakes:

(a)

(1)

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the U.S. Securities and Exchange Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(c)

Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Peerless Capital Corporation certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, on October 31, 2008.

Peerless Capital Corporation

By:	/s/ JAMES CRANE
James Crane
Principal Executive Officer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ J AMES C RANE	Chief Executive Officer	October 31, 2008
James Crane

/s/ ANNA FORD	Chief Financial Officer, Director	October 31, 2008
Anna Ford

/s/ LEONARD MILLIGAN	Secretary, Director	October 31, 2008
Leonard Milligan

/s/ CHARLES FRENCH	Director	October 31, 2008
Charles French

II-4